UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

SPRINGWATER SPECIAL SITUATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on February 23, 2023, Springwater Special Situations Corp. (the “Company”) adjourned its special meeting of stockholders (the “Special Meeting”) scheduled for February 23, 2023 at 11:00 a.m. to February 27, 2023 at 2:00 p.m. to allow additional time for the Company to engage with its stockholders regarding redemption reversals. On February 27, 2023, the Company held the Special Meeting. An aggregate of 18,960,635 shares of common stock of the Company (“Common Stock”), which represents a quorum of the outstanding Common Stock entitled to vote as of the record date of January 31, 2023, were represented in person or by proxy at the Meeting.

The Company’s stockholders voted on the following proposals at the Meeting, which were approved:

(1) Proposal No. 1 — The Issuance Amendment Proposal — a proposal to amend the Company’s amended and restated certificate of incorporation to allow the Company to issue securities as a dividend prior to the consummation of an initial business combination, and specifically to allow the Company to issue rights as a dividend in connection with the Meeting. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
18,703,345	250,290	7,000	0

(2) Proposal No. 2 — The Extension Amendment Proposal — a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from February 28, 2023 to August 28, 2023. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
18,703,345	250,290	7,000	0

Holders of an aggregate of 15,142,910 shares of Common Stock exercised their right to redeem their shares for an aggregate of $155,858,751.61 in cash.

On February 28, 2023, the Company filed the amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. A copy of the amendment is attached hereto as Exhibit 3.1.

As previously disclosed, the Company’s board of directors approved a dividend of rights (“Rights”) to holders of public shares of Common Stock (the “Public Shares”, each a “Public Share”) who did not seek redemption of their Public Shares in connection with the stockholder vote upon the Extension Amendment Proposal. The Rights will be issued on or around March 2, 2023. Each Right will entitle the holder to receive one-twelve-and-a-halfth (1/12.5) of a share of Common Stock upon consummation of the Company’s initial business combination. Common Stock will only be issued in respect of Rights adding up to a full share of Common Stock (i.e., for every eight (8) Rights). For purposes of illustration, a holder of nineteen (19) unredeemed Public Shares will receive nineteen (19) Rights, and, upon consummation of the Company’s initial business combination, will receive two (2) shares of Common Stock, in respect of the first sixteen (16) Rights of such holder, and such holder’s remaining three (3) Rights will expire worthless.

An aggregate of 1,975,714 Public Shares were not redeemed at the Meeting. Accordingly, the Company will issue 1,975,714 Rights entitling the holders to receive an aggregate of up to 158,057 shares of Common Stock.

In connection with the dividend, on March 2, 2023, the Company will enter into a rights agreement, between the Company and Continental Stock Transfer and Trust Company as rights agent, in the form attached hereto as Exhibit 4.1 (the “Rights Agreement”).

The description of the Rights and Rights Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the text of the Rights Agreement and form of right certificate, copies of which have been filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

4.1	Rights Agreement

4.2	Form of Right Certificate

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2023

SPRINGWATER SPECIAL SITUATIONS CORP.

By:	/s/ Martin Gruschka
Name:	Martin Gruschka
Title:	Chief Executive Officer

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